Exhibit 99.1
                              Ameron Reports Strong
                             First-Quarter Results


    PASADENA, Calif.--(BUSINESS WIRE)--March 21, 2007--Ameron International Corporation (NYSE:AMN) reported earnings of $.94 per diluted share in the first quarter ended February 25, 2007, compared to $.41 per diluted share in the first quarter ended March 5, 2006. Earnings per diluted share from continuing operations, which excludes the performance coatings and finishes business that was divested in 2006, were $.92 in the first quarter of 2007, compared to $.43 per share in the first quarter of 2006. Income from discontinued operations, after taxes, was $.02 per diluted share in the first quarter of 2007, compared to a net loss of $.02 per diluted share in the first quarter of 2006. Sales totaled $120.4 million in the first quarter of 2007, compared to $126.0 million in the first quarter of 2006.

    The Fiberglass-Composite Pipe Group and TAMCO had outstanding results, compared to the first quarter of 2006. The Infrastructure Products Group's results were about even, in spite of the shorter quarter in 2007; and the Water Transmission Group had lower sales and a segment loss.

    "Overall, we are pleased with the solid first-quarter performance," stated James S. Marlen, Ameron's Chairman, President and Chief Executive Officer. "Business conditions remain favorable for most of our operations, and we expect the Water Transmission Group to improve later in the year."

    The Fiberglass-Composite Pipe Group's sales increased 27% in the first quarter of 2007, compared to the first quarter last year, while segment income improved 55%. The sales increase was driven by the stronger demand in the marine, offshore and chemical and industrial markets worldwide, while the onshore oilfield piping segment remained steady. The increase in segment income was consistent with the higher sales level. The outlook for the Fiberglass-Composite Pipe Group remains favorable.

    The Infrastructure Products Group had slightly lower sales ($1.1 million) and segment income ($.1 million) in the first quarter of 2007, compared to the first quarter of 2006. Ameron's Hawaiian Division had lower sales and income due to wet weather in Oahu and Maui and fewer shipping days in the first quarter of 2007, compared to the first quarter of 2006. The Pole Products Division had higher sales and segment income in the first quarter of 2007, as market conditions for decorative concrete lighting poles remained favorable in Southern California and the targeted regions in the southeastern U.S. Construction market conditions are stable, with the exception of the residential construction market, which has slowed somewhat. The outlook for the Infrastructure Products Group remains generally favorable.

    The Water Transmission Group had lower sales in the first quarter of 2007, compared to the first quarter of 2006. The sales decline of $13.6 million was attributable principally to the continued softness of the water infrastructure market in the western U.S., and project delays on active orders for water transmission piping and production delays related to large-diameter wind towers. The Group incurred a segment loss of $3.7 million due to the low sales volume and inefficient plant utilization. The cyclical slowdown in the water infrastructure market is forecasted to turn late in the second quarter with a number of major projects scheduled to bid. In addition, the projects delayed in the first quarter are expected to be rescheduled into later quarters. The outlook for the Water Transmission Group is for a steady recovery during 2007 with improved year-over-year performance.

    TAMCO had particularly strong sales and net income in the first quarter of 2007, compared to the first quarter of 2006. The demand for steel rebar in California, Nevada and Arizona remained strong due to increased commercial and highway construction. Net income improved due to favorable product mix, increased steel selling prices and improved margins. Ameron's share of TAMCO's net income totaled $5.0 million after taxes, an increase of $4.2 million from the first quarter of 2006.

    James Marlen concluded, "The first-quarter results represent a good start for 2007. I expect we will continue to achieve strong operating results throughout 2007."

    Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

    Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.



          AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)

                                                 Three Months Ended
                                              ------------------------
                                              February 25,  March 5,
(Dollars in thousands, except per share data)    2007         2006
--------------------------------------------- ------------ -----------
Sales                                            $120,355    $125,972
Cost of sales                                     (94,635)    (97,390)
                                              ------------ -----------
Gross profit                                       25,720      28,582

Selling, general and administrative expenses      (21,900)    (22,964)
Other income, net                                   1,018          12
                                              ------------ -----------
  Income from continuing operations before
   interest, income taxes and equity in
   earnings of joint venture                        4,838       5,630
Interest income/(expense), net                        366        (950)
                                              ------------ -----------
  Income from continuing operations before
   income taxes and equity in earnings of
   joint venture                                    5,204       4,680
Provision for income taxes                         (1,920)     (1,685)
                                              ------------ -----------
  Income from continuing operations before
   equity in earnings of joint venture              3,284       2,995
Equity in earnings of joint venture, net of
 taxes                                              5,028         780
                                              ------------ -----------
Income from continuing operations                   8,312       3,775
Income/(loss) from discontinued operations,
 net of taxes                                         156        (164)
                                              ------------ -----------
Net income                                         $8,468      $3,611
                                              ============ ===========

Basic earnings per share:
  Income from continuing operations                  $.92        $.44
  Income/(loss) from discontinued operations,
   net of taxes                                       .02        (.02)
                                              ------------ -----------
Net income                                           $.94        $.42
                                              ============ ===========

Diluted earnings per share:
  Income from continuing operations                  $.92        $.43
  Income/(loss) from discontinued operations,
   net of taxes                                       .02        (.02)
                                              ------------ -----------
Net income                                           $.94        $.41
                                              ============ ===========

Weighted-average shares (basic)                 8,994,075   8,614,269
                                              ============ ===========
Weighted-average shares (diluted)               9,050,525   8,786,041
                                              ============ ===========

Cash dividends per share                             $.20        $.20
                                              ============ ===========




          AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

(Dollars in thousands, except per share      February 25, November 30,
 data)                                           2007         2006
-------------------------------------------- ------------ ------------
ASSETS
 Current assets
   Cash and cash equivalents                    $127,720     $139,479
   Receivables, less allowances of $5,139 in
    2007 and $4,912 in 2006                      150,627      160,173
   Inventories                                   104,323       77,134
   Deferred income taxes                          23,861       23,861
   Prepaid expenses and other current assets       9,485       15,921
                                             ------------ ------------
     Total current assets                        416,016      416,568
 Investments in joint ventures
   Equity method                                  20,169       14,501
   Cost method                                     3,784        3,784
 Property, plant and equipment
   Land                                           33,122       33,327
   Buildings                                      58,515       57,434
   Machinery and equipment                       264,503      261,538
   Construction in progress                       26,910       20,657
                                             ------------ ------------
     Total property, plant and equipment at
      cost                                       383,050      372,956
   Accumulated depreciation                     (242,258)    (238,486)
                                             ------------ ------------
     Total property, plant and equipment,
      net                                        140,792      134,470
 Goodwill and Intangible assets, net of
  accumulated amortization of $3,023 in 2007
  and $3,017 in 2006                               2,137        2,143
 Other assets                                     63,315       63,198
                                             ------------ ------------
 Total assets                                   $646,213     $634,664
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
   Current portion of long-term debt             $10,000      $10,000
   Trade payables                                 53,467       45,650
   Accrued liabilities                            74,106       68,970
   Income taxes payable                            3,957       11,481
                                             ------------ ------------
   Total current liabilities                     141,530      136,101
 Long-term debt, less current portion             71,263       72,525
 Other long-term liabilities                      60,423       62,813
                                             ------------ ------------
   Total liabilities                             273,216      271,439

 Commitments and contingencies
 Stockholders' equity
   Common stock, par value $2.50 per share,
    authorized 24,000,000 shares,
    outstanding 9,109,678 shares in 2007 and
    9,075,094 shares in 2006, net of
    treasury shares                               29,542       29,431
   Additional paid-in capital                     42,233       39,500
   Retained earnings                             378,546      371,894
   Accumulated other comprehensive loss          (25,814)     (27,232)
   Treasury stock (2,707,114 shares in 2007
    and 2,697,148 shares in 2006)                (51,510)     (50,368)
                                             ------------ ------------
   Total stockholders' equity                    372,997      363,225
                                             ------------ ------------
 Total liabilities and stockholders' equity     $646,213     $634,664
                                             ============ ============




          AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)

                                                 Three Months Ended
                                              ------------------------
                                              February 25,  March 5,
(Dollars in thousands)                           2007         2006
--------------------------------------------- ------------ -----------
OPERATING ACTIVITIES
 Net income                                        $8,468      $3,611
 Adjustments to reconcile net income to net
  cash (used in)/provided by operating
  activities:
   Depreciation                                     3,739       4,646
   Amortization                                         6          51
   Net earnings and distributions from joint
    ventures                                       (5,668)       (596)
   Gain from sale of property, plant and
    equipment                                         (19)        (46)
   Stock compensation expense                         484       1,366
   Other                                                2         (99)
 Changes in operating assets and liabilities:
   Receivables, net                                 9,816       3,278
   Inventories                                    (26,515)     (5,939)
   Prepaid expenses and other current assets        6,492        (759)
   Other assets                                      (105)        741
   Trade payables                                   7,730      (1,110)
   Accrued liabilities and income taxes
    payable                                        (2,538)     (3,788)
   Other long-term liabilities                     (2,422)         58
                                              ------------ -----------
 Net cash (used in)/provided by operating
  activities                                         (530)      1,414
                                              ------------ -----------

INVESTING ACTIVITIES
 Proceeds from sale of property, plant and
  equipment                                           200         154
 Additions to property, plant and equipment        (9,670)     (4,345)
                                              ------------ -----------
 Net cash used in investing activities             (9,470)     (4,191)
                                              ------------ -----------

FINANCING ACTIVITIES
 Issuance of debt                                       -       3,888
 Repayment of debt                                 (1,417)        (22)
 Dividends on common stock                         (1,816)     (1,749)
 Issuance of common stock                             405         213
 Excess tax benefits related to stock-based
  compensation                                      1,955           -
 Purchase of treasury stock                        (1,142)       (710)
                                              ------------ -----------
 Net cash (used in)/provided by financing
  activities                                       (2,015)      1,620
                                              ------------ -----------

Effect of exchange rate changes on cash and
 cash equivalents                                     256         170
                                              ------------ -----------
 Net change in cash and cash equivalents          (11,759)       (987)
Cash and cash equivalents at beginning of
 period                                           139,479      44,671
                                              ------------ -----------

Cash and cash equivalents at end of period       $127,720     $43,684
                                              ============ ===========


    CONTACT: Ameron International Corporation
             James S. Marlen
             Chairman, President and Chief Executive Officer
             Gary Wagner
             Executive Vice President, Chief Operating Officer
             James R. McLaughlin
             Senior Vice President, Chief Financial Officer
             626-683-4000